Exhibit 5.1

Independent Law PLLC Alan T. Hawkins, Esq. ahawkins@independent.law www.independent.law (352) 353-4048 2106 NW 4th Place, Gainesville, Florida 32603

September 3, 2021

MARIJUANA COMPANY OF AMERICA, INC.

1340 West Valley Parkway, Suite 205

Escondido, CA 92029

Ladies and Gentlemen:

You have requested our opinion as counsel to Marijuana Company of America, Inc., a Utah corporation, (the “Company”) in connection with the Company’s registration statement on Form S-1 filed on August 31, 2021, as amended on September 3, 2021, with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) (the “Registration Statement”) with respect to the registration of 1,500,000,000 shares of the Company’s common stock, par value $0.001 per share (the “Shares”) that will be offered by the Company pursuant to the Registration Statement. This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus (the “Prospectus”), other than as expressly stated herein with respect to the issue of the Shares.

In connection with this opinion, we have examined and relied upon the originals or copies of such documents, corporate records, and other instruments as we have deemed necessary or appropriate for the purpose of this opinion, including, without limitation, the following: (a) the articles of incorporation of the Company, including all amendments thereto; (b) the bylaws of the Company; (c) the Registration Statement, including all exhibits thereto.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents, and the accuracy and completeness of the corporate records made available to us by the Company. As to any facts material to the opinions expressed below, with your permission we have relied solely upon, without independent verification or investigation of the accuracy or completeness thereof, any certificates and oral or written statements and other information of or from public officials, officers or other representatives of the Company and others.

Subject to the foregoing and in reliance thereon, it is our opinion that, as of the date hereof, when the Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers and have been issued by the Company against payment therefor (for not less than par value) in the circumstances contemplated by the Registration Statement, the issue and sale of the Shares will have been duly authorized by all necessary corporate action of the Company, and the Shares will be validly issued, fully paid and nonassessable.

The opinion expressed herein is limited to the laws of the State of Utah, all applicable provisions of the statutory provisions thereof, reported judicial decisions interpreting those laws, and federal securities laws. This opinion is limited to the laws in effect as of the date hereof and is provided exclusively in connection with the registration of the Shares contemplated by the Registration Statement.

We assume no obligation to update or supplement this opinion letter if any applicable laws change after the date of this opinion letter, or if we become aware after the date of this opinion letter of any facts, whether existing before or arising after the date hereof, that might change the opinions expressed above.

This opinion letter is furnished in connection with the filing of the Registration Statement and may not be relied upon for any other purpose without our prior written consent in each instance. Further, no portion of this letter may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the use of our name as it appears in the Prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Alan T. Hawkins, Esq.

Alan T. Hawkins

Independent Law PLLC

Copy: Marijuana Company of America, Inc., Mr. Jesus M. Quintero, CEO, CFO